U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 12, 2008

AMERICAN SECURITY RESOURCES CORPORATION
(Formerly Kahuna Network Security Inc.)
(Formerly Computer Automation Systems, Inc.)
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27419	90-0179050
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

9601 Katy Freeway, Suite 220
Houston, Texas, 77024
(Address of principal executive offices including zip code)

713-465-1001
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Completed Interim Review

On August 12, 2008, the officers of American Security Resources Corp. (the “Company”) concluded that the financial statements included in the Form 10-K for the period ended December 31, 2007 should not be relied upon because of a failure to recognize an agreement dated December 18, 2007 with a distributor for a warrant to purchase 40,000,000 shares of the Company’s common stock, which is exercisable at the lower of $0.03 or the lowest closing price at any time prior to the exercise and expires on December 18, 2008 (the “Warrant”).

On August 8, 2008, the Company was informed of the error regarding the Warrant from its independent accountant in preparation for filing the Form 10-Q for the period ended June 30, 2008.  Officers and Directors of the Company have discussed this issue with the independent accountant and came to the conclusion on August 12, 2008, that the financial statements included in the Form 10-K for the period ended December 31, 2007 should no longer be relied upon.

As the result of this error, we are restating our financial statements included in the Form 10-K for the period ended December 31, 2007 and the in the Form 10-Q for the period ended March 31, 2008 and associated disclosures to include the cost associated with the Warrant.  The error resulted in the understatement of non-cash expenses and a corresponding understatement of net loss by $719,022, for the year ending December 31, 2007 and for the Period of Re-Entering the Development Stage to December 31, 2007.  The restatement impacted certain line items within cash flows from operations, but had no effect on total cash flows from operations and did not impact cash flows from financing or investing activities.  This restatement had no impact on the balance sheets, statements of operations or the net decrease in cash and cash equivalents reported in the statements of cash flows for any periods reported prior to October 1, 2007.

We have requested our independent accountant to furnish us as promptly as possible a letter addressed to the Commission stating whether the independent accountant agrees with the statements made in this Form 8-K in response to this Item 4.02 and, if not, to  state the respects in which it does not agree.  We will file an amended Form 8-K to include our independent accountant’s letter as an exhibit to this filed Form 8-K no later than two business days after we receive their response letter.

An amendment to the Annual Report on Form 10-K for the period ended December 31, 2007 correcting the error, will be filed in the near future.

Item 8.01    Other Events

On August 14, 2008, the United States District Court for the District Court of Oregon ordered the dismissal of Relion, Inc.’s lawsuit against our subsidiary Hydra Fuel Cell Corporation, which alleged patent infringement issues, with prejudice and ordered Relion, Inc. to pay Hydra Fuel Cell Corporation costs in the amount $11,517.49.  In addition, Relion, Inc. was ordered to refund $7,396 in sanctions previously assessed against Hydra Fuel Cell Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SECURITY RESOURCES CORPORATION
Date: August 19, 2008	By: /s/ Robert Farr
Robert Farr, President